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                         Consent of Independent Auditors


We consent to the references to our firm under the captions "Representations and Warranties" in Appendix A and "Financial Highlights" in Appendix B of the Proxy Statement/Prospectus and to the incorporation by reference of our report dated February 11, 2000 in the Registration Statement (Form N-14) of Security Income Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-38414).



                                                               Ernst & Young LLP
Kansas City, Missouri
February 28, 2000